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                                                                 EXHIBIT 10.43

                        RETENTION AND SEVERANCE AGREEMENT


   This Agreement is dated and effective as of March 30, 1999 ("Effective Date") by and between Transcrypt International, a Delaware corporation ("Company"), and Michael Wallace, an Executive of the Company and Vice President of Operations ("Executive").

                                   BACKGROUND

WHEREAS, the Company is engaged in, among other things, the development of a manufacturing strategy;

WHEREAS, the Executive is engaged in the Company's Vice President of Manufacturing and in his position, Executive will have a critical role in the development of the future direction of the Company's organization

WHEREAS, the Company has identified Executive's position in the Company as one that may be eliminated or redefined in the Company's organization; and

WHEREAS, the Company desires to obtain for its benefit Executive's full cooperation in the Company's manufacturing strategy and organization changes.

WHEREAS, a number of lawsuits have been filed in federal and state courts in which the Company, the Executive and others are or were named as defendants ("Civil Litigations").

WHEREAS, the Securities and Exchange Commission ("SEC") has begun an investigation to determine whether violations of the securities laws were committed by the Company and/or its officers and directors ("the SEC Investigation"), which investigation might lead to further investigative, administrative, enforcement or other legal actions or proceedings;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the parties hereby agree as follows:

1. SEVERANCE EVENT. Executive shall be entitled to receive Severance Benefits, as described herein, if during the term set forth in Section 3 upon the occurrence of (a "Severance Event"):

   (a) the Company eliminates Executive's current position with Company and Executive declines or fails to response to the Company's offer of another Company position within seven (7) working days; or,

   (b) the Company eliminates the Executive's current position with Company and does not offer the Executive another position with the Company.

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2.  PAYMENT.

(a) Upon the occurrence of a Severance Event as set forth in Section 1, the Company shall continue to pay to the Executive, bi-weekly the same salary Executive was being paid prior to the Severance Event for a period of six (6) months. Said payment shall be made to Executive, with all required federal and state tax and other withholdings, including but not limited to, medical and dental insurance co-payments. The Company will not continue to contributed to Executive's 401(k) account. The Company shall pay reasonable expense reports submitted by Executive within ten (10) days after the Severance Event.

(b) Within ten (10) days of the occurrence of a Severance Event as set forth above, the Executive shall return to the Company all of the Company's property in his possession, including, but not limited to, the Company's credit card, cellular phones, Company Car and computer. The Company shall return any personal property to the Executive within the same ten (10) day period. The Company and Executive agree that Executive shall have the right to purchase his Company owned car, which he used during his employment with the Company, at the then current national published Kelley Blue Book value.

(c) Upon the occurrence of a Severance Event as set forth above, the Company shall provide the Executive with career transition services for the purposes of locating other employment, through a career transition consultant selected by the Company for a period of up to six months following the occurrence of a Severance Event. The career transition services shall be paid, controlled and directed by the Company.

(d) Executive has previously promised and agreed to pay to the Company the principal sum of TWENTY-SEVEN THOUSAND SIX HUNDRED SEVEN DOLLARS AND 58 CENTS ($27,607.58) along with the simple rate of interest of seven percent (7%) per year ("House Note"). Upon the occurrence of a Severance Event, Executive shall have the House Note extended under the same terms and conditions for a period of six (6) months. Notwithstanding anything to the contrary in this section, if Executive breaches any provision of the House Note or breaches any provision of this Agreement, all of the unpaid principal and accrued interest thereupon shall become immediately due and payable without notice.

3. TERM AND TERMINATION.

   (a) Subject to the remainder of this Section, the term of this Agreement shall be deemed to have commenced as of the Effective Date and shall, unless mutually extended by the parties in writing, expire on June 30, 1999.

   (b) On June 30, 1999, if there has been no occurrence of a Severance Event as set forth above, the Parties hereby agree that this Agreement shall immediately and automatically terminate and shall have not legal effect.

   (c) The failure of the Company or Executive to perform any obligation assumed by it hereunder, after giving reasonable written notice of at least ten (10) days by the other party of such

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non-performance, shall entitle the party giving notice to terminate this
Agreement upon written notice to the non-performing party.

   (d) This Retention and Severance Agreement shall immediately and automatically terminate upon the first to occur of:

      (i) the determination by the Board of Directors that the Executive has become disabled and shall not be able to continue his service to the Company;

      (ii)  the Executive's death; or,

      (iii) a determination by the Board of Directors that the Executive has engaged or participated in (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or any subsidiary, the perpetration or attempted perpetration of fraud on the Company or any subsidiary, or the unauthorized appropriation of or attempt to misappropriate, any tangible or intangible assets or property of the Company or any subsidiary, (ii) any act or acts of disloyalty, dishonesty, misconduct, moral turpitude, or other act or acts injurious to the interest, property, operation, business or reputation of the Company or any subsidiary; or,

      (iv) the Executive has been convicted of a crime the commission of which results in injury to the Company or any subsidiary; or,

      (v) the Executive has materially violated any restriction on the disclosure or use of confidential information of the Company or any subsidiary, or on competition with the Company; or, any subsidiary, or any of their businesses then conducted or planned to be conducted, in each case as determined in the reasonable judgment or the Board of Directors.

4. COOPERATION/CONFIDENTIALITY.

      (a) COOPERATION. The Parties promise and agree to cooperate with each other, their agents and attorneys in connection with the foregoing Civil Litigations and SEC Investigation and any other litigation, proceedings, investigations, actions or claims, arising out of or relating to the Executive's employment with the Company or the period during which Executive was employed with the Company. Said cooperation shall include, but is not limited to, providing such information and materials that the Company or the Executive or their respective attorneys may reasonably require in such actions and proceedings, including the appearance at depositions, hearings, administrative proceedings, and trial if requested. The Company and Executive agree that said cooperation shall be provided at no charge or cost to the other, except for reasonable out-of-pocket travel expenses if required.

5. INSURANCE.

Upon the occurrence of a Severance Event as set forth Section 1, the Company shall continue to

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offer the Executive the same medical, dental, disability and life insurance benefits, which the Executive currently receives from the Company at the same price as such benefits are supplied to other Company employees, which continuation shall be for a period not to exceed a period of six (6) month period, or until such time as the Executive obtains employment elsewhere, whichever occurs first. The Executive agrees to provide the Company with written notice within three days of acceptance of employment elsewhere.

6.     STOCK OPTION AGREEMENTS.

      (a) Upon the occurrence of a Severance Event as set forth Section 1, the Executive will hold vested options to purchase up to 35,766 shares of the Company's common stock less any options exercised between the effective date and the date of the Severance Event (the "Vested Options") and the parties agree that no additional shares shall vest or become vested after June 30, 1999.

      (b) EXERCISE OF VESTED OPTIONS. The Parties agree that the latest date on which any Vested Options may be exercised shall be seven (7) months following the occurrence of a Severance Event or January 31, 2000, whichever is the first to occur. Any Vested Options which are not exercised pursuant to this section shall expire. The Executive acknowledges that by virtue of his employment with the Company that he possesses material non-public information concerning the Company, its prospects and operations. Accordingly, the Executive hereby agrees that he will not exercise any Vested Options without the prior written consent of Company, which consent shall not be unreasonably withheld, with such obligation lasting until three (3) days after the issuance of the financial press release for the first quarter after relisting of the Company's stock. In the event the Company declines to give its consent to such exercise, the time period in which Executive has to exercise the Vested Options shall be extended by an equal period of time.

7.    EXECUTIVE COVENANTS.

7.1 UNAUTHORIZED DISCLOSURE OF TRADE SECRETS OR CONFIDENTIAL INFORMATION. The Executive agrees and understands that due to the Executive's position with the Company, the Executive has been exposed to, and has received, confidential and proprietary information of the Company relating to the Company's business or affairs some of which constitutes trade secrets.

   (a) For purposes of this Agreement, the 'Confidential Information' shall mean information, regardless of form, falling within one or more of the following categories: (a) trade secrets, including any technical or non-technical data, or other business information, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, other persons who can obtain economic value from its use; and (ii) is the subject of reasonable efforts on the part of the Company to maintain its secrecy; (b) technical know-how, product specifications, engineering data, and other information related to hardware design and construction; (c) computer source code, flowcharts, design documents and specifications, and other related documentation; (d) systems, plans, processes, procedures, data files, or research and development information;

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   (e) customer and vendor lists, marketing plans and surveys, and other marketing information; and (f) other similar information which the Company considers and treats as confidential.

   (b) Notwithstanding the previous section, Confidential Information shall not include any information that is: (a) available from public sources or in the public domain, through no fault of Employee; (b) received at any time from any third party without breach of a non-disclosure obligation to the Company;
   (c) readily discernible from publicly-available products or literature; or
   (d) approved for disclosure by prior written permission of a corporate officer of the Company.

   (c) Executive's obligation to not disclose the Confidential Information shall: (a) be effective contemporaneously with Executive's first access to Confidential Information of, whether before or after the date of this Agreement; (b) subject to subsection (c) below, with respect to any particular disclosure of an item of Confidential Information made under this Agreement during the Term, the obligations of Executive shall survive for a period of three (3) years after the date of any Severance Event (the "Confidentiality Period"); (c) with respect to any item of Confidential Information constituting a trade secret of the Company, the Confidentiality Period shall furthermore extend for so long as the Company continues to exert reasonable efforts, in light of the circumstances, to maintain the item's secrecy. Upon written request of Executive from time to time, the Company will provide written notice stating whether or not it still considers any particular disclosed item of Confidential Information to be a trade secret under this Agreement, and therefore subject to the continuing obligations hereunder.

7.2 NON-SOLICITATION. By and in consideration of the Company's entering into this Agreement, the Executive agrees that the Executive will not, for the period ending six (6) months for the occurrence of a Severance Event or December 31, 1999, which ever is the earlier to occur, directly or indirectly, whether for his own account or for the account of any other person (i) solicit, divert or endeavor to entice away from the Company or any of its affiliates, any Customers or Clients of the Company, or otherwise engage in any activity intended to terminate, disrupt or interfere with any person's or entities' relationship with the Company or any of its affiliates, or (ii) solicit for employment or recommend to any subsequent employer of the Executive the solicitation for employment of, any person who, at the time of such solicitation, is employed by the Company or any affiliate thereof. "Customers" and/or "Clients" shall mean those persons and entities who, at any time during the Executive's employment with the Company or at any time up of the occurrence of a Severance Event are or were customers, distributors or suppliers of the Company or any of its affiliates or predecessors.

7.3 REMEDIES. The Executive agrees that any breach of the terms of this Section would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entries acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The Executive and Company further expressly agree that in the event of any judicial determination of a breach of
Section 7, the Company shall no longer be obligated to advance

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costs and indemnify the Executive in any proceedings, actions or litigations arising out of or related to Executive's employment with the Company. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive.

8.    WAIVER AND GENERAL RELEASE.

8.1 CONSULTATION WITH ATTORNEY. The Executive has been advised to consult with an attorney before signing this Agreement, and hereby warrants that he has done so.

8.2 WAIVER OF RIGHTS. Executive understands and agrees that he is waiving any rights he may have had, now has, or in the future may have to pursue any and all remedies available to him under any causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, misrepresentation, violation of public policy, defamation, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the Nebraska Fair Employment and Housing Act, the Equal Pay Act of 1963, the Age Discrimination in Employment Act, all waivable sections of the All State Fair Employment laws, including but not limited to the provisions of the Neb. Rev. Stat. 20-131, 20-168, 48-215-231, 48-1004, and 48-1122-27, all waivable sections of the All Minnesota State employment laws, including but not limited to the provisions 181.08, 181.09, 181.10, 181.101, 181.11, 181.13, 181.14, 181.145, 181.15, the Minnesota Equal
Pay for Equal Work Law and Minnesota Prompt Payment Act, the Federal and State Family and Medical Leave Acts, the Civil Rights Act of 1866, the Employment Retirement Income and Security Acts of 1976 ("ERISA"), and any other applicable laws and regulations relating to employment or employment discrimination.

8.3 MUTUAL RELEASE. The Executive hereby expressly waives any and all claims, demands, and causes of action which he has, claims to have, or may have, whether known or unknown, including but not limited to those referred to in Section 8.2, against the Company and all of its past, present and future corporate parents, divisions, subsidiaries, affiliates, related entities, successors, assigns, directors, officers, attorneys, Executives and agents. As used in this Agreement, "claims," "demands," and "causes of action" include, but are not limited to, contract claims, whether express or implied, tort claims, equitable claims, claims for breach of fiduciary duty, fraud claims, claims arising out of federal, state or local laws, regulations or ordinances prohibiting discrimination on account of race, sex, sexual orientation, religion, age or national origin, including claims under the Age Discrimination in Employment Act, wage claims, claims for vacation pay, overtime pay, severance pay, back pay, fringe benefits, debts, accounts, compensatory damages, punitive damages, and/or liquidated damages.

9.    MISCELLANEOUS.

9.1 BINDING EFFECT: ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, representatives, estates, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise; PROVIDED, HOWEVER, that the Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights

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or obligations under this Agreement without the prior written consent of the
Company.

9.2 NOTICES. Whenever notice is required to be given under the terms of this Agreement, such notice shall be in writing and delivered by hand or by registered or certified mail, postage prepaid, or transmitted by telex, telegram or telecopier, addressed as follows:

                   (a)   If to the Company, to it at:

                         Transcrypt International, Inc.
                         Attn: Chief Financial Officer
                         4800 N.W. 1st Street
                         Lincoln, Nebraska 68521
                         Tel: (402) 474-4800
                         Fax: (402) 474-8383

                   (b)   If to the Executive, to him at:

                         Michael Wallace
                         18170 Jamaica Path
                         Lakeville, MN 55044


or to such other address as either party shall have specified for itself from time to time to the other party in writing. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, upon receipt, or if transmitted by telex, telegram or telecopier (which shall be followed promptly by hand delivery), upon confirmation of such transmission

9.3 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of Nebraska without giving effect to the conflict of law principles thereof.

9.4 SEVERABILITY. If any term or other provision of this Agreement, or any application thereof to any circumstances is invalid, illegal or incapable of being enforced by any rule of law or public policy, in whole or in part, provision or application shall to that extent be severable and shall nor affect other provisions or applications of this Agreement.

9.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them as to such subject matter, including, but not limited to, any and all employment agreements, whether written, oral or implied.

9.6 OBLIGATION TO TELL THE TRUTH. Nothing herein shall prevent or be construed to prevent either party from responding truthfully to inquiries from governmental agencies or authorities or otherwise compelled by law.

9.7 NO ADMISSION. Nothing in this Agreement shall be construed as an admission of fraud,

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liability or wrongdoing by the Executive, and the Executive expressly denies any fraud, liability or wrongdoing.

9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

9.9 PLURALS: GENDER: HEADINGS. Under this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, and the use of any gender shall Include all genders. The headings in this Agreement are for reference purpose only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

9.10 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver an other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11 AMENDMENT AND MODIFICATION. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.

9.12 WAIVER. No provision of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the affected party, and no waiver or discharge of any breach by any party hereto of any provision of this Agreement to be performed by such party, shall be deemed a waiver or discharge of any other provisions or a waiver or discharge of any breach of any other provisions, respectively, at the same or at any prior or subsequent time.

9.13 INTERPRETATION. For purposes of interpretation this Agreement shall be deemed to have been jointly drafted by the Executive and the Company.

9.14  DEFINITIONS.

(a) The term "affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

(b) The term "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentally thereof.

9.15  WARRANTIES.

      (a) Each party entering into this Agreement, and each person executing this Agreement on behalf of any party, has full authority to do so and to make the covenants, promises, representations, and warranties set forth herein.

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      (b) There are no other agreements or understandings between the parties relating to the matters and releases referred to in this Agreement other than as set forth herein. The mutual obligations and undertakings of the parties expressly set forth in this Agreement are the sole and only consideration of this Agreement, and no representations, promises or inducements of any nature whatsoever have been made by the parties other than as appear in this Agreement.

      (c) This Agreement has been read carefully by each of the parties and its contents are known and understood by each of the parties. This Agreement is signed freely and voluntarily by each party hereto.

9.16 ATTORNEYS' FEES. In the event of any litigation between the parties in connection with the enforcement, interpretation or defense of this Agreement, or the defense of any claim barred by this Agreement, the prevailing party or parties shall be entitled to reimbursement from the other party of all reasonable costs and expenses incurred by it in connection with the litigation, including attorneys' fees.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates provided below.



                                     /S/ CHRISTOPHER S. LITRAS
                                     ---------------------------------------
                                     Christopher S. Litras
                                     Vice President of Human Resources
                                     Transcrypt International, Inc.,



                                     /S/ MICHAEL P. WALLACE
                                     ---------------------------------------
                                     Michael Wallace